United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Registrant’s website: https://pugettechnologies.com/

Section 1 - Registrant’s Business and Operations

Item 1.01	Amendment of Material Definitive Agreement.

Qest Consulting Group, Inc., a Colorado corporation and the Registrant’s “parent”, as that term is defined in Rule 405 of Commission Regulation C (“Qest”) acts as the Registrant’s strategic consultant pursuant to a retainer and consulting agreement entered into on October 20, 2020, a copy of which was filed in a report of current event on Form 8-K with the Commission on October 26, 2020 (the “Puget-Qest Consulting Agreement”).

In order to avoid potential conflicts of interest when Qest introduces an acquisition candidate to the Registrant, the Puget-Qest Consulting Agreement was amended on November 5, 2021, so that in the event the Registrant enters into an acquisition agreement with any person or entity party to a consulting agreement with Qest, such agreement will be merged into the Puget-Qest Consulting Agreement. In that case, the Registrant will assume all obligations owed by Qest to such entity and Qest will relinquish its right to all compensation under such agreement but the Registrant will issue securities equal to 10% of those issued to the acquired entity to Qest as consideration for relinquishing its rights to compensation under the consulting agreement with the acquired entity. Thereafter, services rendered for the benefit of the acquired entity by Qest will be rendered through the Puget-Qest Consulting Agreement. Section 1.4(A)(1) of the Puget-Qest Consulting Agreement was also amended to reflect that Qest will still be providing services to the acquired entity, albeit through the Puget-Qest Consulting Agreement, by providing that the current $10,000 monthly retainer payable by Puget to Qest during the original term of the Puget-Qest Consulting Agreement will be increased by $2,000 per subsidiary acquired or formed by the Registrant, whether or not through Qest. During any renewals, the additional monthly sum would be $1,000 per additional subsidiary. Finally, the Registrant and Qest acknowledged that because of interlocking directorates and shared officers, conflicts of interest difficult to resolve seemed probable and therefore, the Registrant agreed to accelerate its efforts to promptly recruit, elect and retain qualified personnel to replace Messrs. Hermann Burckhardt and Thomas Jaspers, both of whom are currently officers and directors of both Qest and the Registrant. Messrs. Hermann Burckhardt and Thomas Jaspers would nonetheless continue to make their services available to the Registrant through the Puget-Qest Consulting Agreement, as amended.

A copy of the foregoing amendment is filed as exhibit 10.01 to this report of current event and the foregoing disclosure is qualified in its entirety by reference thereto.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Karen Lynn Fordham as member of the Registrant’s Board of Directors.

As previously reported, at the 2021 annual meeting of the Registrant’s shareholders held on June 7, 2021, the shareholders ratified the recommendation that the Registrant’s board of directors be expanded to nine or more members, at least three of whom should be independent so that audit, nominating and compensation committees could be implemented as envisioned by the Registrant’s articles of incorporation and bylaws. Based on the foregoing, at a special meeting of the Registrant’s board of directors held on November 6, 2021, Karen Lynn Fordham, the Registrant’s president and chief executive officer, whose biography and compensation were disclosed in a current report on Form 8-K filed with the Commission on August 25, 2021, was elected as a member of the board of directors.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 of 5 (excluding exhibits).

Recruitment of Additional Members of the Registrant’s Board of Directors.

The Registrant has recruited Professor John (Jay) Shiver of George Mason University and former Florida State Senator Nancy Detert to serve on its board of directors, their terms to start at such time as a policy of officers and directors liability is in place following closing on the Registrant’s currently pending offering of $20,000,000 in shares of its Class B Convertible Preferred Stock in reliance on Rule 506(b) of Commission Regulation D. Mr. Shiver and Ms. Detert will serve as independent directors and pursuant to the terms of their agreements with the Registrant entered into on November 4, and November 6, 2021, respectively. Each will receive $60,000 per annum plus participation in Puget’s qualified incentive stock option program with specific amounts of stock to be determined by the compensation committee of the board of directors after election of sufficient independent directors to staff it. Ms. Detert has elected to receive half of her $60,000 annual compensation in cash and the balance in restricted shares of the Registrant’s common stock, valued as of the closing transaction price on the last trading day of each month. The agreements with Mr. Shiver and Ms. Detert were ratified, confirmed and adopted at the meeting of the board of directors held on November 6, 2021 and they were elected as members but will not assume their offices until an officers’ and directors’ liability insurance policy is in place. Copies of the Registrant’s agreements with Mr. Shiver and Ms. Detert are filed as exhibit 10.02 and 10.03 respectively and the foregoing disclosure is qualified in its entirety by reference thereto.

Biographical information:

Professor Shiver:

John (Jay) Shiver, MHA, age 75, is an assistant professor and the Undergraduate Coordinator of Health Administration and Policy at George Mason University where he teaches in the graduate and undergraduate programs. Mr. Shiver is a seasoned healthcare executive and thought leader, consultant, and healthcare operations manager with more than 30 years of experience in hospital administration, physician practice management and management consulting. As a consultant he has assisted healthcare organizations and medical universities across the country. He has advised health system leaders, boards of trustees, physicians and medical school leaders on a broad range of issues including strategic planning, mergers and acquisitions, new venture development, strategic alliances, organizational development, conflict resolution, clinical service line development and ambulatory care strategies. Prior to his management consulting career, Mr. Shiver had fifteen years of hospital operations experience with teaching facilities of up to 970 beds. He also served as the chief executive officer of a 160 physician group practice and physician billing company. Mr. Shiver has served as faculty for the American College of Healthcare Executives, the American Academy of Medical Administrators and lectures nationally. He publishes regularly, has edited numerous texts and newsletters, hosted healthcare internet sites and hosted a television show. He has served as Past President of National Capital Healthcare Executives, Past Board Member of Kiwanis of Washington, DC, and the United Way of Arlington County. His publications include the following books Managing Integrated Health Systems. Optimizing Emergency Department Throughput, Operations Management, Solutions for Health Care Decision Makers, Freestanding Emergency Centers, a Guide to Planning, Organization and Management, as well as the chapter “Building a Successful Leadership Team” in the book: New Leadership for Today’s Health Care Professionals, and, the working paper “Risk Analysis for Unauthorized Disclosure of Patient Information: A Proposal for a National Incidence Database. The Critical Infrastructure Protection Project” included in Workshop I Working Papers, George Mason University Press. Mr. Shiver is a 1968 graduate of the Citadel, the Military College of South Carolina and holds a master’s degree in medical health administration from Virginia Commonwealth University.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 of 5 (excluding exhibits).

Commissioner Detert

Former state senator Nancy Detert was elected to the Sarasota County Commission in 2016. Commissioner Detert has served in the Florida House of Representatives (1998-2006) and Florida Senate (2008-2016). Her other public service includes the Sarasota County School Board (1988-1992), Enterprise Florida Board of Directors (2009) and the Florida Commission on Tourism (2009). Born and raised in Chicago, Illinois, Commissioner Detert attended Siena Heights University in Michigan. She started Osprey Mortgage Company in Venice, Florida, and served as its president for 25 years. Commissioner Detert, a descendant of Charles Carroll, a signer of the Declaration of Independence, is the recipient of numerous awards and many bills sponsored by her were passed including the Nancy Detert Caring and Compassionate Act, a bill that extends Foster Care from age 18 to 21. Her honors and awards include the following: City of Venice, Pillar of the Community Award, 2015; Florida Chamber of Commerce, Distinguished Advocate Award, 2015; Florida League of Cities, Legislative Distinction Award, 2014; Big Brothers Big Sisters, Legislator of the Year Award, 2014; Guardian ad Litem, Children’s Champion, 2014; Sarasota County Community Youth Development, Leadership Award, 2014; Arts & Cultural Alliance of Sarasota County, Arts Education Leadership Award, 2014; Florida PTA’s Legislator of the Year, 2013; Florida Bar Trial Lawyers Section Champion of Justice Independence Award, 2011; Sarasota County Bar Association Distinguished Service Award, 2010-2011; Associated Builders & Contractors, Inc., FL Gulf Coast Chapter, ABC “Free Enterprise” Award, 2010; Florida Music Educators’ Association, Friend of Music Education Award, 2010; Florida Art Education Association, Friend of Art Education Award, 2009; Associated Builders and Contractors, Inc., Friend of Free Enterprise, 2009; Florida School Boards Association, Inc., Legislator of the Year, 2009, 2002, 1999; Florida Association of Conventions and Visitors Bureaus, Legislator of the Year, 2004; Florida Economic Development Council, Inc., Legislator of the Year Award, 2004; Florida Housing Coalition, Legislator of the Year, 2004, 2003; National Academy of Recording Arts and Sciences, Florida Chapter, “Florida Heroes Awards”, 2004; Sarasota Office of Housing and Community Development Award, 2004; Florida Association of Museums, Museum Service Award, 2003; Florida Bankers Association, Leadership Award, 2003; Florida Boys and Girls Club, Recognition of Service, 2002; Florida Funeral Directors, Legislator of the Year, 2002; Funeral and Cemetery Alliance of Florida, Outstanding Legislator of the Year, 2002; Florida Association of Mortgage Brokers, Legislator of the Year, 2001; Florida Association of Technical Educators, Legislator of the Year, 2001; Ranked by The Miami Herald as one of the Top 25 State Legislators for her “sound policy objectives and behind the scenes work”; Big Brothers Big Sisters, Legislator of the Year, 2000; Florida Association of School Administrators, Legislator of the Year, 2000; Girls, Inc., “She Knows Where She’s Going” Award, 2000; Gulf Coast Marine Institute, Legislator of the Year, 2000; Sarasota Classified/Teachers Association, Legislator of the Year, 2000; Florida Association of School Social Workers, Legislator of the Year, 1999; Women of Distinction, Award for Finance, 1998; and, Venice Area Chamber of Commerce, Small Business of the Year Award, 1993.

Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Description
10.01	Amendment to retainer and consulting agreement with Qest Consulting Group, Inc.
10.02	Agreement to serve as a member of the Registrant’s board of directors entered into by John (Jay) Shiver
10.03	Agreement to serve as a member of the Registrant’s board of directors entered into by Nancy Detert

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 of 5 (excluding exhibits).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Puget Technologies, Inc.

	By:	/s/Karen Lynn Fordham/s/
Date: November 8, 2021		Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Treasurer and Chief Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 of 5 (excluding exhibits).